UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018

CEMTREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Engineers Lane Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K
Cemtrex, Inc.
November 21, 2018

Item 1.01	Entry into a Material Agreement.

Rights Offering

On November 26, 2018, Cemtrex, Inc. (the “Company”) commenced a rights offering to its stockholders (“Rights Offering”). Pursuant to the Rights Offering, the Company has distributed, at no charge to holders of record of the Company’s common stock and series 1 warrants as of November 19, 2018 (the “Record Date”), non-transferable subscription rights to purchase up to an aggregate of $2,700,000 worth of shares of common stock, at a purchase price equal to the lesser of (i) $1.06 per share (in which case 2,547,170 shares may be sold), or (ii) 95% of the volume weighted average price of the Company’s common stock for the five trading day period through and including December 19, 2018, which is the initial expiration date of the Rights Offering, all as set forth in the Prospectus Supplement filed on November 21, 2018 with the Securities and Exchange Commission (the “Prospectus Supplement”). Each stockholder of record on the Record Date received one right for each one share of common stock held by the stockholder, and each series 1 warrant holder of record on the Record Date received one right for every ten shares for which their warrant is exercisable. Each right entitles the holder to purchase one share of the Company’s common stock, subject to proration. In connection with the Rights Offering, the Company entered into a Dealer-Manager Agreement (the “Agreement”) with Advisory Group Equity Services, Ltd. doing business as RHK Capital (“RHK”).

Dealer-Manager Agreement

Pursuant to the Agreement, the Company engaged RHK as the exclusive dealer-manager in connection with the Rights Offering. Under the terms and subject to the conditions contained in the Agreement, RHK will provide marketing assistance and advice in connection with Rights Offering, respond to requests for information and materials relating to the Rights Offering in coordination with the information agent and, in accordance with customary practice, solicit the exercise of the subscription rights and subscriptions for the Rights Offering and enter into selected dealer agreements with other registered broker-dealers in connection with the Rights Offering. As compensation for its dealer-manager services, the Company will pay to RHK a cash fee of 6.0% of the proceeds of the Rights Offering, plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering.

The sale by the Company of the shares in the Rights Offering and the Agreement in general is subject to customary closing conditions, including the absence of any material adverse effect on the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company.

Pursuant to the Agreement, the Company has also agreed to indemnify RHK and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended. RHK will not underwrite and is not otherwise obligated to purchase any of the securities to be issued in the Rights Offering and does not make any recommendation with respect to such securities.

If all of the shares are sold, the Company expects the net proceeds from the Rights Offering to be approximately $2,420,000, after deducting dealer-manager commissions, fees and estimated offering expenses.

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A copy of the Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Form of Subscription Rights Certificate.

5.1	Opinion of Olshan Frome Wolosky LLP, as to the legality of the securities.

10.1	Dealer-Manager Agreement between Cemtrex, Inc. and Advisory Group Equity Services, Ltd. doing business as RHK Capital.

99.1	Form of Letter to Rights Holders.

99.2	Form of Instructions as to the use of Cemtrex, Inc. Rights Certificates.

99.3	Form of Letter to Clients.

99.4	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Nominee Holder Certification.

99.6	Form of Notice of Guaranteed Delivery for Rights Certificates Issued by Cemtrex, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2018

CEMTREX, INC.

	By:	/s/ Saagar Govil
	Name:	Saagar Govil
	Title:	Chairman, President and Chief Executive Officer

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